UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

MCDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (281) 870-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Registration Rights Agreement

On October 25, 2019, McDermott International, Inc. (“McDermott”) and the several holders party thereto entered into Amendment No. 1 (the “RRA Amendment”) to the Registration Rights Agreement, dated November 29, 2018, between McDermott and the purchasers signatory thereto to (the “Registration Rights Agreement”), to, among other things, amend the definition of “Registrable Securities” (as defined in the Registration Rights Agreement) to include shares of McDermott’s common stock, par value $1.00 per share, issuable upon the conversion of McDermott’s Series A warrants (the “New Warrants”) that will be issued to holders of McDermott’s 12% Redeemable Preferred Stock (the “Preferred Stock”) pursuant to that certain Consent and Waiver Agreement, dated October 21, 2019 (the “Consent and Waiver Agreement”), with West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII - Parallel B, L.P., West Street Capital Partners VII B, L.P. and Apicorp Managed Account Investment Vehicle, L.P. (collectively, the “Preferred Stockholders”).

Amendment to Warrant Agreement

On October 25, 2019, pursuant to the terms of the Consent and Waiver Agreement, McDermott entered into Amendment No. 1 to Warrant Agreement with Computershare Inc. and Computershare Trust Company, N.A (the “Warrant Agreement Amendment”). The Warrant Agreement Amendment amends McDermott’s existing Warrant Agreement, dated as of November 29, 2018 (the “Original Warrant Agreement”), to, among other things, provide that the Series A warrants issued thereunder (the “Warrants”) be exercisable from and after October 25, 2019.

New Warrant Agreement

On October 25, 2019, McDermott entered into a Warrant Agreement with Computershare Inc. and Computershare Trust Company, N.A. (the “New Warrant Agreement”) to, among other things, authorize and establish the terms of the New Warrants issuable to the Preferred Stockholders pursuant to the Consent and Waiver Agreement. The New Warrants are exercisable from and after the date of their issuance. The terms of the New Warrants are substantially identical to the terms of the Warrants issued under the Original Warrant Agreement, provided however, the New Warrants expire on October 25, 2029.

Amendment to Securities Purchase Agreement

On October 25, 2019, pursuant to the terms of the Consent and Waiver Agreement, McDermott entered into Amendment No. 1 to Securities Purchase Agreement (the “SPA Amendment”), which amends McDermott’s existing Securities Purchase Agreement, dated as of October 30, 2018, between McDermott and the parties thereto, to remove the transfer restrictions on McDermott’s Preferred Stock, Warrants and New Warrants.

Amendment to Consent and Waiver Agreement

On October 28, 2019, McDermott entered into Amendment No. 1 to the Consent and Waiver Agreement (the “Amendment to the Consent and Waiver Agreement”) with the Preferred Stockholders which amends, among other things, the delivery date of the New Warrants to the Preferred Stockholders.

The foregoing descriptions of the RRA Amendment, the Warrant Agreement Amendment, the New Warrant Agreement and the SPA Amendment are qualified in their entirety by reference to the full text of the RRA Amendment, the Warrant Agreement Amendment, the New Warrant Agreement, the SPA Amendment and the Amendment to the Consent and Waiver Agreement, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and are incorporated into this Item 1.01 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2019, McDermott filed a Certificate of Amendment to the Certificate of Designation of Preferred Stock of McDermott (the “COD Amendment”) with the Public Registry of the Republic of Panama to, among other things, increase the Accreted Value (as defined in the original Certificate of Designation, dated October 30, 2018) of all outstanding shares of the Preferred Stock by an aggregate amount equal to 3.00% of such Accreted Value as of September 30, 2019.

The foregoing description of the COD Amendment is qualified in its entirety by reference to the full text of the COD Amendment, a copy of which is filed hereto as Exhibit 3.1 to this report and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Designation of 12% Redeemable Preferred Stock of McDermott International, Inc., dated October 24, 2019.

10.1	Amendment No. 1 to Registration Rights Agreement, dated as of October 25, 2019, by and between McDermott International, Inc. and the holders party thereto.

10.2	Amendment No. 1 to Warrant Agreement, dated as of October 25, 2019, by and between McDermott International, Inc., Computershare Inc. and Computershare Trust Company, N.A.

10.3	Warrant Agreement, dated as of October 25, 2019, by and between McDermott International, Inc., Computershare Inc. and Computershare Trust Company, N.A

10.4	Amendment No. 1 to Securities Purchase Agreement, dated as of October 25, 2019, by and between McDermott International, Inc. and the parties thereto.

10.5

Amendment No. 1 to Consent and Waiver Agreement, dated October 28, 2019, by and among McDermott International, Inc., West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII – Parallel B, L.P., West Street Capital Partners VII B, L.P. and Apicorp Managed Account Investment Vehicle, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDERMOTT INTERNATIONAL, INC.
Dated: October 29, 2019

	By:	/s/ Stuart A. Spence
Stuart A. Spence
Executive Vice President and Chief Financial Officer